Item 26. Exhibit (g) iv.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective April 30, 2014, the Amendment Effective Date, the Foreign Guidelines added July 30, 2012 by amendment to the Agreements will be revised as follows:

All instances of the         .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-22-14
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-22-14
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-22-14
Peter G. Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ S. Dunn	Date:	7/21/14

Print name:	Stephanie T. Dunn

Title:	V.P. & A.G. Counsel

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Elizabeth A Gregory	Date:	July 18, 2014

Print name:	Elizabeth A. Gregory

Title:	Assistant Secretary

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Exhibit

Effective Date of Agreement	Description	TAI Code	Agreement #

8/1/2008	VUL III (XL)